EXHIBIT 10.1

MEMO AUTHORIZING THE CONVERSION OF DEBT

Date: April 25, 2013

To: Mack Leath, Meshugeneh

From: Neal Sessions, SIBE

Re: Conversion of debt obligations

SIBE’s Board of Directors met on the 19th of April and approved the issuances of restricted shares for consideration of the current debt owed to Meshugeneh LLC.  This memo is to serve as a formal agreement between Meshugeneh, LLC and Sibling Group Holdings, Inc. (SIBE), for the conversion of all obligations as of the above date into restricted common stock in SIBE.

Meshugeneh has made various advances on behalf of SIBE and is currently owed approximately $59,376 in total. Meshugeneh hereby agrees to accept 257,040 shares of restricted common stock in full settlement of these obligations. The formula used in determining the shares to be issued is: The full amount owed at the time of the agreement, divided by 110% of the average closing stock price on the ten (10) days prior to the agreement to convert. In this case the average closing price, using data from Yahoo finance is $.21 per share. Therefore, the share price used in determining the shares to be issued is $.231, which is 110% of that amount.

All parties agree that any discrepancy in the dollars actual owed will be made after the completion of the 2013 audit and deducted from future advances if necessary. The amounts shall be verified, but in general, consist of the following:

A DETAIL OF THE SHARE PRICE CALCUALTION AND AMOUNTS OWED FOLLOW

Agreed to this 16th day of May, 2013, by:

Neal B. Sessions	Mack R. Leath
Neal B. Sessions	Mack R. Leath
Chairman, CEO and CFO	Manager of Meshugeneh, LLC

SHARE INFO FOR 10 DAYS PRIOR TO CONVERSION

Date	Open	High	Low	Close	Volume	Adj Close*
24-Apr-13	0.17	0.22	0.17	0.22	23,600	0.22
23-Apr-13	0.16	0.2	0.15	0.2	156,600	0.2
22-Apr-13	0.18	0.22	0.15	0.22	4,400	0.22
19-Apr-13	0.22	0.22	0.22	0.22	300	0.22
18-Apr-13	0.16	0.22	0.14	0.18	15,700	0.18
17-Apr-13	0.15	0.23	0.15	0.23	20,900	0.23
16-Apr-13	0.12	0.19	0.12	0.19	38,900	0.19
15-Apr-13	0.16	0.25	0.15	0.25	13,900	0.25
12-Apr-13	0.13	0.17	0.13	0.17	80,700	0.17
11-Apr-13	0.14	0.27	0.13	0.27	88,600	0.27
					AVG CLOSING PRICE	0.21
					110%	0.231

Meshugeneh LLC Payables
GL Date	Additional Desc	Amount
10/1/2012	Edgar Filing Fees	$2,500.00
12/31/2012	Sherb Audit Fees	$5,000.00
12/31/2012	Ligett Vogt & Webb Audit	$5,000.00
12/31/2012	B2B CFO, Snyder	$3,500.00
12/31/2012	DC - 2 tix at 1,120 plus hotel and meals	$2,655.42
12/31/2012	FINRA response	$345.00
Meshugeneh LLC Payables at 2012 year-end		$19,000.42

Mesh activity for Q1 2013
Trans. Date
1/3/2013	Direct Deposit to NBS	$1,000.00
1/9/2013	Direct Deposit to NBS	$2,000.00
1/11/2013	Direct Deposit to NBS	$2,000.00
1/28/2013	RECUR DEBIT CRD PMT01/27 YAHOO *NEWCO4EDUC 408-916-2149 CA 474165XXXXXX1473 003027595902106 ?MCC=4816	$13.94
2/6/2013	CHECK # 1734 SCI Group / PR exp	$2,000.00
2/8/2013	RECUR DEBIT CRD PMT02/07 YAHOO *NEWCO4EDUC 408-916-2149 CA 474165XXXXXX1473 083038549805821 ?MCC=4816	$9.00
2/11/2013	CHECK # 1735 Deposited to WFB Checking	$2,400.00
Feb. 2013	Transfer to WFB Checking	$5,000.00
Feb. 2013	Initial deposti to WFB checking	$210.00
Feb. 2013	Initial deposit to WFB savings	$50.00
3/12/2013	CHECK CRD PURCHASE 03/11 YAHOO *NEWCO4EDUC 408-916-2149 CA 474165XXXXXX6938 283069424101776 ?MCC=4816	$22.94
	Q1 2013 Mesh Fundings	$14,705.88

Q1 GL Balance for Mesh		$33,706.30

Mesh Q2 EXPENSES IN 2013 THROUGH 4-25

4/15/2013	CHECK # 1664 deposit to WFB Checking	$3,000.00
4/15/2013	WT FED#08571 CITIBANK N.A. NEW /FTR/BNF=LIGGETT, VOGT AND WEBB, PA SRF# 0066771105312937 TRN#130415166090 RFB#	$5,000.00

4/22/2013	CHECK CRD PURCHASE 04/20 VOC*PRWEB NEWS SVC 866-6406397 MD 474165XXXXXX8427 083108632354879 ?MCC=5968	$499.00
4/22/2013	CHECK CRD PURCHASE 04/20 VOC*PRWEB NEWS SVC 866-6406397 MD 474165XXXXXX8427 163108641686086 ?MCC=5968	$100.00

4/25/2013	CHKCARDMACREPORT MEDIAMARCELL NYUS	$199.00
4/25/2013	CHKCARDMACREPORT MEDIAMARCELL NYUS	$1,950.00
4/25/2013	OUTGOING WIRE DEBIT	$1,000.00

4/24/2013	WT FED#04034 CITIBANK N.A. NEW /FTR/BNF=Sherb and Co SRF# 0066771114972238 TRN#130424098264 RFB#	$5,850.00

4/19/2013	CHECK CRD PURCHASE 04/18 PAYPAL *PRLOG 402-935-7733 TX 474165XXXXXX8427 003108619365993 ?MCC=7311	$49.00

4/12/2013	WT FED#00948 WEBSTER BANK, N.A. /FTR/BNF=Matthew Cowell SRF# 0066771102397227 TRN#130412145210 RFB#	$5,000.00

4/8/2013	RECUR DEBIT CRD PMT04/06 YAHOO *NEWCO4EDUC 408-916-2149 CA 474165XXXXXX8427 283096586174750 ?MCC=4816	$9.00

4/8/2013	CHECK CRD PURCHASE 04/06 YAHOO *NEWCO4EDUC 408-916-2149 CA 474165XXXXXX8427 083095534337020 ?MCC=4816	$13.94
4/24/2013	EDGAR FILING SERVICE	$ 3,000.00
	TOTAL IN 2013	$25,669.94

Mesh LLC Payable as of 4/25		$59,376.24

	110% of prior 10 day average	0.231

	No. of shares to issue	257,040